Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisource.com

AMERISOURCEBERGEN REVIEWS GROWTH OPPORTUNITIES AND

STRATEGY AT INVESTOR MEETING IN NEW YORK CITY

Company Reconfirms Diluted EPS Estimate for Fiscal 2004 of

$4.50 Per Share to $4.60 Per Share, Excluding Special Items

VALLEY FORGE, PA, December 4, 2003—AmerisourceBergen (NYSE:ABC), the largest pharmaceutical services company in the United States dedicated solely to the pharmaceutical supply chain, today held an investor meeting in New York City to give an update on its future plans.

Speaking at today’s meeting, the Company’s Chief Executive Officer R. David Yost said, “We expect to continue to grow AmerisourceBergen by remaining focused on and enhancing our position in the pharmaceutical supply channel. The fundamental growth drivers in the industry, such as the expanding demand for pharmaceuticals and new pharmaceutical product development, remain strong. Our simple, two-part growth strategy is be “Best in Class” in pharmaceutical distribution and “Best in Class” in value-added services to our healthcare provider and manufacturer customers.”

AmerisourceBergen’s President and Chief Operating Officer, Kurt J. Hilzinger addressed the Company’s approach to disciplined growth, saying, “We remain very disciplined in our selection of solutions and services that drive market share, efficiency and/or patient care for our provider and manufacturing customers. With open architecture solutions we are providing customers with solutions that integrate with existing investments and recognize how precious capital is in healthcare. We provide total systems solutions as well as individual, integrated solutions to address customer needs.”

“Through our focus on the pharmaceutical channel, we continue to expect to drive strong performance,” said Michael D. DiCandilo, AmerisourceBergen Senior Vice President and Chief Financial Officer. “For the fiscal year 2004, we continue to expect to grow operating revenue in line with the U.S. pharmaceutical market, which is expected to be at the lower end of the four-year range of 10 percent to 13 percent. With our disciplined approach to revenue growth, we expect to grow diluted earnings per share, excluding special items, for this fiscal year at approximately 15 percent, within a range of $4.50 per share to $4.60 per share.

“AmerisourceBergen’s long-term guidance is to grow operating revenue with the U.S. pharmaceutical market, which is currently expected to grow 10 percent to 13 percent through 2007, and grow annual earnings per share excluding special items at 15 percent or greater.”

Also speaking at the investor meeting were: Terrance Haas, Senior Vice President Operations for the Company’s Drug Distribution business; Steven Collis, Senior Vice President and President of AmerisourceBergen Specialty Group; William Shields, President of PharMerica Long Term Care, the Company’s institutional pharmacy business; Duane Chudy, President of AutoMed, AmerisourceBergen’s pharmacy automation operations; and Edward Hancock, President of AmerisourceBergen’s Packaging Group.

A rebroadcast of today’s investor meeting is available beginning at 4:00 pm Eastern Time today on the Investor Relations page of the Company’s website, www.amerisourcebergen.com. The replay of the webcast will be available for 30 days.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is the largest pharmaceutical services company in the United States dedicated solely to the pharmaceutical supply chain. It is the leading distributor of pharmaceutical products and services to the hospital market, physician’s offices, alternate care and mail order facilities, and independent and chain pharmacies. The Company is also a leader in the long term care pharmacy marketplace, the workers’ compensation fulfillment business and contract packaging for manufacturers. With more than $45 billion in annualized operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #24 on the Fortune 500 list and was ranked #6 in the 2003 Business Week 50, a list of the 50 best performing companies in the S & P 500. For more information, go to www.amerisourcebergen.com.

Forward-Looking Statements

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of AmerisourceBergen and the benefits and other aspects of the 2001 merger between AmeriSource Health Corporation and Bergen Brunswig Corporation.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer relationships; customer insolvencies; changes in customer mix; changes in pharmaceutical manufacturers’ pricing and distribution policies; regulatory changes; changes in U.S. government policies; failure to integrate the businesses of AmeriSource and Bergen Brunswig successfully; failure to obtain and retain expected synergies from the merger of AmeriSource and Bergen Brunswig; and other economic, business, competitive, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2002.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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